                                                                    EXHIBIT 3.34

                                    BY - LAWS

                                       OF

                                KIRKHILL - TA CO.

                                                                               .
                                                                               .
                                                                               .

                                KIRKHILL - TA CO.

                             AUGUST 31, 1936 BYLAWS

                                   AMENDMENTS

DATE OF AMENDMENT            SECTION                   EFFECT OF AMENDMENT
Meeting minutes prior to 1944 were not found. Shareholder meeting minutes may be incomplete. Accordingly, this may not be a complete list of amendments.

11/23/55                     Article III, Sec. 2       Set Board at nine (9).

3/26/58                      Article III, Sec. 2       Set Board at eleven (11).
Shareholder Action

8/16/71                      Article III, Sec. 2       Set Board at twelve (12).
Shareholder Action

3/19/73                      Article III, Sec. 7       Regular Board meetings to be held on the second Monday
Board Action                                           of each month at 1:30 pm without further notice
                                                       required.

4/9/73                       Article III, Sec. 7       Moved time of regular Board meetings to 3:00 pm.
Board Action

9/10/73                      Article III, Sec. 7       Moved date of regular Board meetings to third Monday of
Board Action                                           each month.

11/14/77                     Article IV, Sec. 1        Changed "Treasurer" to "Chief Financial Officer" in
Board Action                 and Sec. 10               compliance with recent changes in California
                                                       corporation law.

4/18/83                      Article V, Sec. 4         Expressly waived the sending of an annual report to
Board Action                                           shareholders referred to in Section 1501 of the
                                                       California General Corporation Law.

4/18/83                      Article III, Sec. 2       Directed that a written consent approving amendment of
Board Action                                           the Bylaws to reduce the number of Directors from 12 to
                                                       10 be sent to the shareholders. Shareholder approval
                                                       was not found.

                             AUGUST 31, 1936 BYLAWS
                               KIRKHILL - TA CO.
                                   AMENDMENTS

1/17/91                      Article III, Sec. 7       Regular Board meetings to be held on the third Thursday
Board Action                                           of each month at 10:00 am without further notice
                                                       required.

7/18/91                      Article III, Sec. 7       Regular Board meetings to be held quarterly rather than
Board Action                                           monthly.

6/18/92                      Article III, Sec. 7       Regular Board meetings to be held on the third Thursday
Board Action                                           of even numbered months at 10:00 am.

8/17/95                      Article III, Sec. 2       Board to be composed of seven Directors.
Board Action

12/21/95                     Article III, Sec. 3       At least 30 days prior to any shareholder meeting at
Board Action                                           which Directors will be elected, the Board shall
                                                       nominate candidates for election as Directors.

12/21/95                     Article II, Sec. 2        Annual meeting set for third Thursday of April at 9:30
Board Action                                           a.m.

4/17/97                      Article III, Sec. 2       Board to be composed of seven (7) Directors.
Shareholder Action

10/30/98                     Article III, Sec. 2       Board to be composed of not less than one nor more than
Shareholder Action                                     five Directors, with the specific number to be set by
                                                       resolution of the Board or the shareholders

5/3/99                       Article III, Sec. 2       Board to be composed of four Directors until a bylaw
Shareholder Action                                     amending this section is adopted by the outstanding
                                                       shares.

7/99                         Article III, Sec. 2       Board to be composed of three Directors until a bylaw
Shareholder Action                                     amending this section is adopted by the outstanding
                                                       shares.

1/24/02                      new Article VII           Indemnification of Directors, Officers, Employees and
Board Action                                           Other Agents

                                    BY - LAWS

                                       OF

                                 KIRKHILL-TA CO.

                                    ARTICLE I

Section 1. PRINCIPAL OFFICE.

                  The principal office for the transaction of the business of the corporation is hereby fixed and located at 5801 S. Hoover Street, Los Angeles, California. The Board of Directors is hereby granted full power and authority to change said principal office from one location to another in said county.

Section 2. OTHER OFFICES.

                  Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS.

Section 1. PLACES OF MEETINGS.

                  All annual meetings and/or other meetings of shareholders shall be held at the principal office of the corporation or at any other place within or without the State of California which other place of annual and/or all other meetings of shareholders may be designated either by the Board of Directors pursuant to authority hereinafter granted to said Board, or by the written consent of all shareholders entitled to vote thereat given either before or after the meeting and filed wit the Secretary of the corporation.

Section 2. ANNUAL MEETINGS.

                  The annual meetings of the shareholders shall be held on the third Thursday in April of each year at the hour of two o'clock p.m. of said day; provided, however, that should said day fall upon a legal holiday, then any such annual meeting of shareholders shall be held at the same time and place on the next date thereafter ensuing which is not a legal holiday.

                  Written notice of each annual meeting shall be given to each shareholder entitled to vote thereat, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. If a shareholder gives not address, notice shall be deemed to have been given him if sent by mail or other means of written communication addressed to the place where the principal office of the corporation is situated, or if published, at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be sent to each shareholder entitled thereto not less than fifteen
(15) days before each annual meetings, and shall specify the place, the day and the hour of such meeting, and shall also state the general nature of the business or proposal to be considered or acted upon at such meeting before action may be taken at such meeting on (a) a proposal to sell, lease, convey, exchange, transfer or otherwise dispose of all or substantially all of the property assets of the corporation except under Section 344 of the California Civil Code; or (b) a proposal to merge or consolidate with another corporation, domestic or foreign; or (c) a proposal to reduce the stated capital of the corporation; or (d) a proposal to amend the articles of incorporation, except to extend the term of the corporate existence, or (e) a proposal to wind up and dissolve the corporation, or (f) a proposal to adopt a plan of distribution of shares, securities or any consideration other than money in the process of winding up.

Section 3. SPECIAL MEETINGS.

                  Special meetings of the shareholders for any purpose or purposes whatsoever, may be called at any time by the President or by the Board of Directors, or by one or more shareholders holding not less than one-fifth of the voting power of the corporation. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of shareholders. Notices of any special meeting shall specify in addition to the place, day and hour of such meeting, the general nature of the business to be transacted.

Section 4. ADJOURNED MEETINGS AND NOTICE THEREOF.

                  Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at any such meeting.

                  When any shareholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

Section 5. ENTRY OF NOTICE.

                  Whenever any shareholder entitled to vote has been absent from any meeting of shareholders, whether annual or special, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such meeting was given to such shareholders, as required by law and the By-laws of the corporation.

Section 6. VOTING.

                  At all meetings of shareholders, every shareholder entitled to vote shall have the right to vote in person or by proxy the number of shares standing in his own name on the stock records of the corporation. Such vote may be viva voce or by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at any election and before the voting begins.

Section 7. QUORUM.

                  The presence in person or by proxy by the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 8. CONSENT OF ABSENTEES.

                  The transactions of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though had a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 9. ACTION WITHOUT MEETING.

                  Any action, which under the provisions of title one of part four of division first of the California Civil Code may be taken at a meeting of the shareholders, may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to vote at a meeting for such purpose, and filed with the secretary of the corporation.

Section 10. PROXIES.

                  Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the secretary of the corporation; provided that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the shareholder executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven
(7) years from date of its execution.

                                   ARTICLE III

                                    DIRECTORS

Section 1. POWERS.

                  Subject to limitations of the Articles of Incorporation, of the By-laws, and of title one part four of division first of the California Civil Code as to action to be authorized or approved by the shareholders, and subject tot the duties of directors as prescribed by the By-laws, all corporation powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the Board of Directors. Without prejudice to such general powers, but subject tot the same limitations, it is hereby expressly declared that the directors shall have the following powers, to wit:

                  First - To select and remove all the other officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with the law, with the

Articles of Incorporation or the By-laws, fix their compensation, and require from them security for faithful service.

                  Second - To conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with law, with the Articles of Incorporation or the By-laws, as they may deem best.

                  Third - To change the principal office for the transaction of the business of the corporation from one location to another within the same county as provided in Article I, Section I, hereof; to fix and locate from time to time one or more subsidiary offices of the corporation without or within the State of California, as provided in Article I, Section 2 hereof; to designate any place without or within the State of California for the holding of any shareholders meeting or meetings, including annual or special meetings; and to adopt, make, and use a corporate seal, and to prescribe the forms of certificates of stock and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

                  Fourth - To authorize the issue of shares of stock of the corporation from time to tome, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities canceled or tangible or intangible property actually received, or in the case of shares issues as a dividend, against amounts transferred from surplus to stated capital.

                  Fifth - to borrow money and incur indebtedness for the purpose of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

                  Sixth - To appoint an executive committee and other committees, and to delegate to the execute committee any of the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, except the power to declare dividends and to adopt, amend or repeal by-laws. The executive committee shall be composed of two or more directors.

Section 2. NUMBER AND QUALIFICATION OF DIRECTORS.

                  The authorized number of directors of the corporation shall be seven (7) until changed by amendment of the

Articles of Incorporation or by a By-law amending this Section 2 of Article III of these By-laws duly adopted by the vote or written consents of the shareholders entitled to exercise a majority of the voting power of the corporation.

Section 3. ELECTION AND TERM OF OFFICE.

                  The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. All directors shall hold office until their respective successors are elected.

Section 4. VACANCIES.

                  Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders.

                  A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail at any annual or special meeting of shareholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

                  The shareholders may elect a director or directors at any time to fill vacancy or vacancies not filled by the directors. If the Board of Directors accept the resignation of a director tendered to take effect at a future time, the Board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

                  No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 5. PLACE OF MEETING.

                  Regular meetings of the Board of Directors shall be held at any place within or without the State which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held a the principal office of the corporation. Special meetings of the Board may be held at a place so designated or at the principal office.

Section 6. ORGANIZATION MEETING.

                  Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting of the purpose of organization, election of officers, and the transaction of other business. Notice of such meetings is hereby dispensed with.

Section 7. OTHER REGULAR MEETINGS.

                  Other regular meetings of the Board of Directors shall be held without call on the third Thursday of each calendar month at the hour of ten o'clock a.m. on said day, provided, however, should said day fall upon a legal holiday, then said meeting shall be held at the same time on the next day thereafter ensuing which is not a legal holiday. Notice of all such regular meetings of the Board of Directors is hereby dispensed with.

Section 8. SPECIAL MEETINGS.

                  Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the president, or if he is absent or unable or refuses to act, by any vice-president or by any two directors.

                  Written notice of the time and place of special meetings shall be delivered personally to the directors or sent to each director by mail or other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation, or if it is not so shown on such records or is not readily ascertained, at the place in which the meeting of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the principal office of the corporation is located at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such director.

Section 9. NOTICE OF ADJOURNMENT.

                  Notice of the time and place of holding an adjourned meeting need not be give to absent directors if the time and place be fixed at the meeting adjourned.

Section 10. ENTRY OF NOTICE.

                  Whenever any director has been absent from any special meeting of the board of directors, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such meeting was given to such director, as required by law and the by-laws of the corporation.

Section 11. WAIVER OF NOTICE.

                  The transaction of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present sign a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 12. QUORUM.

                  A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, unless a greater number be required by law or by the articles of incorporation.

Section 13. ADJOURNMENT.

                  A quorum of the directors may adjourn any directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the board.

Section 14. FEES AND COMPENSATION.

                  Directors shall not receive any stated salary for their services as directors, but, by resolution of the board, a fixed fee, with or without expenses of attendance, may be allowed for attendant at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation therefor.

                                   ARTICLE IV

                                    OFFICERS

Section 1. OFFICERS.

                  The officers of the corporation shall be a president, a vice-president, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more additional vice-presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this article. Officers other than the president and the chairman of the board need not be directors. One person may hold two or more offices, except those of president and secretary.

Section 2. ELECTION.

                  The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this article, shall be chosen annually by the board of directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

Section 3. SUBORDINATE OFFICERS, ETC.

                  The board of directors may appoint such officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided by the by-laws or as the board of directors may from time to time determine.

Section 4. REMOVAL AND RESIGNATION.

                  Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the board, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

                  Any officer may resign at any time by giving written notice to the board of directors or to the president, or to the secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. VACANCIES.

                  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the by-laws for regular appointments to such office.

Section 6. CHAIRMAN OF THE BOARD.

                  The chairman of the board, if there shall be such an officer, shall, if present, preside at all meetings of the board of directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the by-laws.

Section 7. PRESIDENT.

                  Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders, and in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors. He shall be ex-officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors, or the by-laws.

Section 8. VICE-PRESIDENT.

                  In the absence of disability of the president, the vice-presidents in order of their rank as fixed by the board of directors, or if not ranked, the vice-president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all powers of, and be subject to all the restrictions upon the president. The vice-president shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or by-laws.

Section 9. SECRETARY.

                  The secretary shall keep, or cause to be kept, a book ok minutes at the principal office or such other place as the board of directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented by shareholders' meetings and the proceedings thereof.

                  The secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

                  The secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the board of directors, required by the by-laws or by law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or the by-laws.

Section 10. TREASURER.

                  The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all times be open to inspection by any director.

                  The treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall such other powers and perform such other duties as may be prescribed by the board of directors or the by-laws.

                                    ARTICLE V

                                  MISCELLANEOUS

Section 1. RECORD DATE AND CLOSING STOCK BOOKS.

                  The board of directors may fix a time, in the future, not exceeding fifteen (15) days preceding the date of any meeting of shareholders, and not exceeding thirty (30) days preceding the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares, and in such case only shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive such dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid. The board of directors may close the books of the corporation against transfers of shares during the whole, or any part of any such period.

Section 2. INSPECTION OF CORPORATE RECORDS.

                  The share register or duplicate share register, the books of account, the minutes of proceedings of the shareholders and directors shall be open to inspection upon the written demand of any shareholders or the holder of a voting trust certificate, at any reasonable time, and for a purpose reasonable related to his interests as a shareholder, or as the holder of a voting trust certificate, and shall be exhibited at any time when required by the demand of ten percent (10%) of the shares represented at any shareholders' meeting. Such inspection may be made in person or by an agent or attorney and shall include the right to make extracts. Demand of inspection other than at a shareholders' meeting, shall be made in writing upon the president, secretary or assistant secretary of the corporation.

Section 3. CHECKS, DRAFTS, ETC.

                  All checks, drafts or other orders for payment of money, notes, or other evidence of indebedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

Section 4. ANNUAL REPORT.

                  Annual Reports to shareholders are waived.

Section 5. CONTRACT, ETC., HOW EXECUTED.

                  The board of directors, except as in the by-laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and unless so authorized by the board of directors no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount.

Section 6. CERTIFICATE OF STOCK.

                  A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any such shares are fully paid up. All such certificates shall be signed by the president or a vice-president and the secretary or an assistant secretary, or be authenticated by facsimiles of the signatures of the president and secretary or be a facsimile of the signature of the president and the written signature of the secretary or an assistant secretary. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk, and be registered by an incorporated bank or trust company, either domestic or foreign, as registrar or transferee, before issuance.

                  Certificates for shares may be issued prior to full payment under the restrictions and for such purposes as the board of directors or the by-laws may provide; provided, however, that any such certificate so issued prior to full payment shall state the amount remaining unpaid and the terms of payment thereof.

Section 7. REPRESENTATION OF SHARES OR OTHER CORPORATIONS.

                  The president or any vice-president and the secretary or assistant secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein to said officers to vote or represent on behalf of this corporation any and all shares of this corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized to so do by proxy or power of attorney duly executed by said officers.

Section 8. INSPECTION OF BY-LAWS.

                  The corporation shall keep in its principal office for the transaction of business the original or copy of the by-laws as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

                                   ARTICLE VI

                                   AMENDMENTS

Section 1. POWER OF SHAREHOLDERS.

                  New by-laws may be adopted or these by-laws may be amended or repealed by the vote of shareholders entitled to exercise a majority of the voting power of the corporation or by the written amount of such shareholders.

Section 2. POWER OF DIRECTORS.

                  Subject to the right of shareholders as provided in Section 1 of this Article VI to adopt, amend or repeal by-laws, by-laws other than a by-law or amendment thereof changing the authorized number of directors may be adopted, amended, or repealed by the board of directors.

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